EXHIBIT 5.1

OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

April 8, 2009

Spicy Pickle Franchising, Inc.
90 Madison Street, Suite 701
Denver, Colorado 80206

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Spicy Pickle Franchising, Inc., a Colorado corporation (the “Company”), in connection with the preparation of the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the resale to the public of 21,442,981 shares of the Company’s common stock, $0.001 par value (the “Shares”), by certain selling shareholders.

In connection with rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the proceedings of the Board of Directors of the Company relating to the registration and the proposed issuance of the Shares; and (e) such statutes, records and other documents and matters as we have deemed necessary.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon that review and subject to the qualifications and limitations stated herein, we are of the opinion that the 21,442,981 Shares are duly authorized and, if issued and sold pursuant to the terms of the Registration Statement against payment of the consideration therefor as provided therein, will be validly issued, fully paid, and non-assessable.

Spicy Pickle Franchising, Inc.
April 8, 2009

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.